As filed with the Securities and Exchange Commission on March 4, 2010

Registration No. 333-79547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BRIDGFORD FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	95-1778176 (I.R.S. Employer Identification No.)

1308 North Patt Street
Anaheim, California  92801
(Address, including Zip Code, of Principal Executive Offices)

1999 Stock Incentive Plan
(Full Title of the Plan)

William L. Bridgford, Chairman
Bridgford Foods Corporation
1308 North Patt Street
Anaheim, California  92801
(925) 290-4000
(Name, Address and Telephone Number of Agent for Service)

Copy to:
Michael E. Flynn, Esq.
Stradling Yocca Carlson & Rauth, P.C.
660 Newport Center Drive, Suite 1600
Newport Beach, California  92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Deregistration of Shares

Bridgford Foods Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (originally filed on May 28, 1999, file no. 333-79547, the “Registration Statement”) for the sole purpose of terminating the Registration Statement and deregistering 250,000 shares of the Registrant’s common stock, par value $1.00 per share, previously registered under the Registration Statement for offer and sale under the Registrant’s 1999 Stock Plan (the “Plan”).  As of the date of this Post-Effective Amendment No. 1, no shares of the Registrant’s common stock are reserved for future issuance under the Plan and the Plan has terminated by its terms.

Item 8.  Exhibits.

24.1	Power of Attorney (included on signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on this 4th day of March, 2010.

BRIDGFORD FOODS CORPORATION

By:	/s/ WILLIAM L. BRIDGFORD
William L. Bridgford
Chairman

POWER OF ATTORNEY

We, the undersigned directors and officers of Bridgford Foods Corporation, do hereby constitute and appoint William L. Bridgford and Raymond F. Lancy, or either of them, with full power of substitution and resubstitution, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, including amendments and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes to this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Registration Statement, including amendments and post-effective amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM L. BRIDGFORD	Chairman	March 4, 2010
William L. Bridgford	(Principal Executive Officer)

/s/ ALLAN L. BRIDGFORD	Senior Chairman	March 4, 2010
Allan L. Bridgford

/s/ BRUCE H. BRIDGFORD	Director	March 4, 2010
Bruce H. Bridgford

/s/ JOHN V. SIMMONS	President	March 4, 2010
John V. Simmons

/s/ RAYMOND F. LANCY	Chief Financial Officer	March 4, 2010
Raymond F. Lancy	(Principal Financial Officer)

/s/ TODD C. ANDREWS	Director	March 4, 2010
Todd C. Andrews

/s/ ROBERT E. SCHULZE	Director	March 4, 2010
Robert E. Schulze

Signature	Title	Date

/s/ PAUL R. ZIPPWALD	Director	March 4, 2010
Paul R. Zippwald

EXHIBIT INDEX

Exhibit Number	Exhibit Title
24.1	Power of Attorney (included on signature page of this Registration Statement).

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